UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DIXIE GROUP, INC.

345-B Nowlin Lane

Chattanooga, Tennessee 37421

(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Company’s Saraland Facility, 716 Bill Myles Drive, Saraland, Alabama, on May 3, 2006, at 8:00 a.m., Central Time, for the following purposes:

1.	To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each;

2.	To consider and approve the adoption of a new 2006 Stock Awards Plan, pursuant to which the Company may issue up to an aggregate of 800,000 shares of its Common Stock or Class B Common Stock on the terms and conditions set forth in the plan; and

3.	To consider and approve the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan; and

4.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on March 8, 2006, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson

Chairman of the Board

Chattanooga, Tennessee

Dated: March 17, 2006

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

THE DIXIE GROUP, INC.

345-B Nowlin Lane

Chattanooga, Tennessee 37421

(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2006

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 17, 2006, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on March 8, 2006.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at six and elect six individuals to the Board of Directors for a term of one year each, (ii) consider and approve adoption of the 2006 Stock Awards Plan, as described more fully hereinafter, (iii) consider and approve the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan; and (iv) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director, FOR approving adoption of the 2006 Stock Awards Plan, and FOR approval of the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on March 8, 2006, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of March 8, 2006, 11,952,744 shares of Common Stock, representing 11,952,744 votes, were held of record by approximately 5,100 shareholders (including an estimated 4,500 shareholders whose shares are held in nominee names, but excluding 1,017 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 720,560 shares of Class B Common Stock, representing 14,411,200 votes, were held by 13 individual shareholders, together representing an aggregate of 26,363,944 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted FOR setting the number of directors at six (6) and electing the six (6) nominees for director, FOR adopting the 2006 Stock Awards Plan as set forth in this Proxy Statement, and FOR approval of the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors’ nominees. The affirmative vote of a majority of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to approve the 2006 Stock Awards Plan and to approve the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. Abstentions and broker non-votes will, however, have the effect of negative votes in determining whether a majority of the total votes cast has been obtained for approval of the 2006 Stock Awards Plan and approval of the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan.

A copy of the Company’s Annual Report for the year ended December 31, 2005, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on March 8, 2006, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following table presents information regarding ownership of the Company’s equity securities by beneficial owners of more than 5% of the Common Stock or Class B Common Stock. The table also presents beneficial ownership information for the executive officers named in the Summary Compensation Table, all directors and nominees, and all directors and executive officers as a group as of March 8, 2006.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class (1)
Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock Class B Common Stock	957,560 596,095	(3) (4)(5)	7.50 82.73	% %

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock Class B Common Stock	334,501 207,981	(6) (7)	2.74 28.86	% %

Van Den Berg Management 805 Las Cimas Parkway Suite 430 Austin, TX 78746	Common Stock Class B Common Stock	1,563,059 —	(8)	13.08 —%

T. Rowe Price Associates, Inc. & T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	Common Stock Class B Common Stock	1,165,700 —	(9)	9.75 —%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock Class B Common Stock	999,903 —	(10)	8.37 —%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	Common Stock Class B Common Stock	631,000 —	(11)	5.28 —%

Additional Directors And Executive Officers	Title of Class	Number of Shares Beneficially Owned(1)		% of Class(1)

J. Don Brock	Common Stock Class B Common Stock	46,750 —	(12)	* —

Kenneth L. Dempsey	Common Stock Class B Common Stock	94,526 —	(13)	* —

Jon A. Faulkner	Common Stock Class B Common Stock	46,923 —	(14)	* —

Gary A. Harmon	Common Stock Class B Common Stock	80,851 —	(15)	* —

Walter W. Hubbard	Common Stock Class B Common Stock	8,440 —	(16)	* —

Lowry F. Kline	Common Stock Class B Common Stock	23,740 —	(17)	* —

John W. Murrey, III	Common Stock Class B Common Stock	27,950 —	(18)	* —

David E. Polley	Common Stock Class B Common Stock	117,690 —	(19)	* —

All Directors and Executive Officers as a Group (16 Persons)**	Common Stock Class B Common Stock	1,834,366 718,772	(20) (21)	13.67% 99.75%

*	Percentage of shares beneficially owned does not exceed 1% of the Class.
**	The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 15,491,034 votes or 58.8% of the total vote eligible to be cast at the Annual Meeting.

(1)	Under the rules of the Securities and Exchange Commission and for the purposes of the disclosures in this table, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)	Does not include 723,536 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction.

(3)	Includes: (i) 21,007 shares of Common Stock owned directly by Daniel K. Frierson as to which he has sole investment and voting power; (ii) 111,461 shares of Common Stock owned by the children of Daniel K. Frierson, their spouses and his grandchildren and as to which he may be deemed to share voting and investment power; (iii) options, which are exercisable within 60 days of the date hereof, to purchase 219,944 shares of Common Stock; (iv) 3,567 shares of Common Stock allocated to Daniel K. Frierson’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; (v) 5,486 shares of Common Stock held by Daniel K. Frierson as trustee of the Rowena K. Frierson Charitable Remainder Unitrust for the lifetime benefit of Daniel K. Frierson as to which he has sole investment power and sole voting power; and (vi) the deemed conversion of 596,095 shares of Class B Common Stock which are convertible on a share for share basis into shares of Common Stock and which are held by Mr. Frierson as set forth in Notes (4) and (5).

(4)	Includes 510,791 shares of Class B Common Stock held subject to a Shareholder’s Agreement among Daniel K. Frierson, his wife, and their five children, pursuant to which Daniel K. Frierson has been granted a proxy which expires October 11, 2015 to vote such shares (the “Shareholder Agreement”). The shares of Class B Common Stock subject to the Shareholders Agreement include: (i) 329,193 shares of Class B Common Stock owned directly by Daniel K. Frierson, as to which he has sole investment power and sole voting power; (ii) 94,879 shares of Class B Common Stock held by his wife, as to which he has sole voting power and shared investment power pursuant to the terms of the Shareholder Agreement; and (iii) 86,719 shares of Class B Common Stock held by his five children, as to which he may be deemed to have sole voting and shared investment power pursuant to the terms of the Shareholder Agreement.

(5)	Also includes 85,304 shares of Class B Common Stock held as follows: (a) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the J. Burton Frierson, III family as to which Daniel K. Frierson has shared investment power and shared voting power; (b) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Paul K. Frierson family as to which Daniel K. Frierson has shared investment power and shared voting power; (c) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the T. Cartter Frierson family as to which Daniel K. Frierson has shared investment power and shared voting power; (d) 17,060 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Daniel K. Frierson family as to which Daniel K. Frierson has shared investment power and shared voting power; and (e) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the James W. Frierson family as to which Daniel K. Frierson has shared investment power and shared voting power.

(6)

Includes: (i) 48,453 shares of Common Stock owned directly by Paul K. Frierson as to which he holds sole investment and sole voting power; (ii) 6,080 shares of Common Stock owned by Paul K. Frierson’s wife as to which he may be deemed to share investment power and voting power; (iii) 12,207 shares of Common Stock owned by children of Paul K. Frierson as to which he may be deemed to share voting power; (iv) options, which are immediately exercisable, to purchase 51,766 shares of Common Stock; (v) 1,936 shares of Common Stock allocated to Paul K. Frierson’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; (vi) 592 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (vii) 5,486 shares of Common Stock held by Paul K. Frierson as trustee of the Rowena K. Frierson Charitable Remainder Unitrust for the lifetime benefit of Paul K. Frierson as to which he has sole investment power and sole voting power; and (viii) the deemed conversion of 207,981 shares of Class B Common Stock which are convertible on a share for share basis into shares of Common Stock and which are held by Paul K. Frierson as set forth in Note (7).

(7)	Includes: (i) 94,069 shares of Class B Common Stock owned directly by Paul K. Frierson as to which he has sole investment power; (ii) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the J. Burton Frierson, III family as to which Paul K. Frierson has shared investment and shared voting power; (iii) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Paul K. Frierson family as to which Paul K. Frierson has shared investment and shared voting power; (iv) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the T. Cartter Frierson family as to which Paul K. Frierson has shared investment and shared voting power; (v) 17,060 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Daniel K. Frierson family as to which Paul K. Frierson has shared investment and shared voting power; and (vi) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the James W. Frierson family as to which Paul K. Frierson has shared investment and shared voting power. Also includes 28,608 shares of Class B Common Stock owned by children of Paul K. Frierson as to which he may be deemed to share voting power.

(8)	Van Den Berg Management has reported beneficial ownership of 1,563,059 shares of Common Stock, including 7,000 shares for which it has sole voting and investment power and 1,556,059 shares for which it has shared voting and dispositive power. The reported information is based upon the Schedule 13G/A filed by Van Den Berg Management with the Securities and Exchange Commission on January 10, 2006.

(9)	T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of 1,165,700 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,165,700 shares and sole voting power for 279,300 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 886,400 shares. The reported information is based upon the Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 14, 2006.

(10)	Dimensional Fund Advisors, Inc. has reported beneficial ownership of 999,903 shares of Common Stock, for which it has sole voting and sole dispositive power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission on February 6, 2006.

(11)	Wellington Management Company, LLP has reported beneficial ownership of 631,000 shares of Common Stock for which it has shared dispositive power, and has reported shared voting power with respect to 451,000 of such shares. The reported information is based upon the Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2006.

(12)	Includes: (i) 15,000 shares of Common Stock owned directly by Dr. Brock as to which he has sole investment power and sole voting power; (ii) 14,750 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iii) options, which are immediately exercisable, to purchase 17,000 shares of Common Stock.

(13)	Includes: (i) 16,322 shares of Common Stock owned directly by Mr. Dempsey as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 68,557 shares of Common Stock; (iii) 3,867 shares of Common Stock allocated to Mr. Dempsey’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 5,780 restricted shares of Common Stock held directly by Mr. Dempsey as to which he has sole investment power and sole voting power.

(14)	Includes: (i) 4,916 shares of Common Stock owned directly by Mr. Faulkner as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 38,700 shares of Common Stock; (iii) 321 shares of Common Stock allocated to Mr. Faulkner’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 2,986 restricted shares of Common Stock held directly by Mr. Faulkner as to which he has sole investment power and sole voting power.

(15)	Includes: (i) 32,475 shares of Common Stock owned directly by Mr. Harmon as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 42,200 shares of Common Stock; (iii) 3,136 shares of Common Stock allocated to Mr. Harmon’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 3,040 restricted shares of Common Stock held directly by Mr. Harmon as to which he has sole investment power and sole voting power.

(16)	Includes: (i) options held by Mr. Hubbard, which are immediately exercisable, to purchase 8,000 shares of Common Stock and (ii) 440 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(17)	Includes: (i) 5,000 shares of Common Stock owned directly by Mr. Kline as to which he has sole investment power and sole voting power; (ii) 1,740 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iii) an option, which is immediately exercisable, to purchase 17,000 shares of Common Stock.

(18)	Includes: (i) 3,200 shares of Common Stock owned directly by Mr. Murrey as to which he has sole investment power and sole voting power; (ii) 500 shares of Common Stock owned by Mr. Murrey’s wife as to which he may be deemed to share investment power and voting power; (iii) 14,750 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iv) options, which are immediately exercisable, to purchase 9,500 shares of Common Stock.

(19)	Includes: (i) 41,447 shares of Common Stock owned directly by Mr. Polley as to which he has sole investment power and sole voting power; (ii) 2,893 restricted shares of Common Stock held directly by Mr. Polley as to which he has sole investment power and sole voting power; and (iii) options, which are immediately exercisable, to purchase 73,350 shares of Common Stock.

(20)

Includes: (i) 188,054 shares of Common Stock owned directly by individuals in this group; (ii) options, which are immediately exercisable, to purchase 749,156 shares of Common Stock; (iii) 32,272 shares of

Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iv) 76,735 shares of Common Stock owned by immediate family members of certain individuals comprising this group; (v) 21,477 shares of Common Stock allocated to accounts in the 401(k) Plan; (vi) 10,972 shares of Common Stock held by individuals in this group as trustees; (vii) 36,978 restricted shares of Common Stock held by individuals in this group; and (viii) the deemed conversion of 718,722 shares of Class B Common Stock which are convertible on a share for share basis into shares of Common Stock and which are held as set forth in Notes (4), (5) and (7).

(21)	Includes: (i) 510,791 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above; (ii) 85,304 shares of Class B Common Stock held as described in Note (5) above; (iii) 94,069 shares of Class B Common Stock held by Paul K. Frierson as described in Note (7) above; and (iv) 28,608 shares of Class B Common Stock owned by Paul K. Frierson’s children as to which he shares investment and voting power.

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, age 67, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee. Dr. Brock also serves as a director for New Enterprises Stone. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 64, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee, and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 68, served as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

Walter W. Hubbard, age 62, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. Mr. Hubbard was selected to fill a vacancy on the board during 2005. Mr. Hubbard is a member of the Company’s Audit Committee and Compensation Committee.

Lowry F. Kline, age 65, has served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman since April 2002, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 to December 2003, and from November 2005 to the present. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with such company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and the American Beverage Association, and is a member of the Executive Committee of the Metro Atlanta Chamber of Commerce. He is also a member of the Board of Trustees of the Woodruff Arts Center. Mr. Kline is Chairman of the Compensation Committee and a member of the Audit Committee.

John W. Murrey, III, age 63, served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina since 1993 and has served on its Audit Committee. He also serves as a director of U.S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, since 2003 and is Chairman of its Audit Committee. Mr. Murrey is a member of the Company’s Executive Committee, Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr. is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met four (4) times in 2005.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee, but no nominating committee.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and John W. Murrey, III. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee met once in 2005.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Walter W. Hubbard, and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Committee approves the type of services to be provided and the estimated fees related to those services. The Committee met six (6) times in 2005.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company’s retirement plans. The committee met one (1) time in 2005.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee met four (4) times in 2005.

The Board of Directors has no standing nominating committee. The Board of Directors believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a nominating committee at this time.

The Board selects nominees for election as director from persons approved and recommended by a majority of the independent directors. In selecting nominees for director, the Board does not operate pursuant to a charter; however, the Board has adopted a resolution addressing the nominations process. Each member of the Board is independent, as defined by the applicable rule of the NASD, except for Daniel K. Frierson and Paul K. Frierson.

The independent directors may recommend director nominees to the full Board for approval, and only nominees approved by a majority of the independent directors are recommended to the full Board for approval. In selecting and approving director nominees, the independent directors will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The independent directors believe continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the independent directors will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The independent directors of the Board also consider the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

Walter W. Hubbard was recommended by Daniel K. Frierson to the independent directors for consideration to fill the vacancy occurring in 2005 due to the retirement of director Joseph L. Jennings, Jr., and his appointment was unanimously approved by both the independent directors and the full Board.

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the

Company’s proxy statement for the prior year’s annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

During 2005, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Of the five (5) incumbent directors who were serving on the Board at that time, all five (5) attended the 2005 annual meeting of shareholders.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2005, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with.

Certain Transactions Between the Company and Directors and Officers

D. Kennedy Frierson, Jr., the son of Daniel K. Frierson, the Company’s Chief Executive Officer and Chairman of the Board, and the nephew of director Paul K. Frierson, was employed as the Company’s Executive

Vice President – Dixie Home until his appointment as President of Masland Residential in December, 2005 and as Vice President of the Company in February 2006. Mr. Frierson received an annual base salary of $136,875 and a relocation allowance of $15,833 in 2005. Mr. Frierson participates in the Company’s incentive compensation program and has the opportunity to earn a cash Incentive Award, a Long-Term Incentive Award, and Career Shares under the Company’s 2006 Incentive Plan. The Board believes that Mr. Frierson’s compensation is comparable to that available to other executives of the Company serving at his level of responsibility and experience.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The Company has elected to compare its performance to two different industry indexes published by Dow Jones, Inc. The first of these is the Dow Jones Furnishings Index, which is composed of 9 publicly traded companies classified by Dow Jones in the furnishings industry. The second is the Dow Jones Building Materials & Fixtures Index, which is composed of 7 publicly traded companies classified by Dow Jones in the building materials and fixtures industry. These indices are the successors to the specialty indices used by the Company for 2003. Dow Jones discontinued those specialty indices (Furnishings & Appliances and Building Materials) in 2003 and substituted the indices set forth below.

In accordance with SEC rules, set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company’s Common Stock against the total return of the Standard & Poor’s 600 Stock Index, plus both the Dow Jones Furnishings Index and the Dow Jones Building Materials & Fixtures Index, in each case for the five year period ended December 31, 2005. The comparison assumes that $100.00 was invested on January 1, 2000, in each of the Company’s Common Stock, the S&P 600 Index, and each of the two Peer Groups, and assumes the reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2005 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and the auditing firm such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman

J. Don Brock

Lowry F. Kline

Walter W. Hubbard

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to the Election of Directors section of this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee reviews, recommends and sets compensation for all executive officers of the Company. The Committee considers recommendations from senior management and reviews public and private compensation surveys, as well as the publicly-reported executive compensation of other comparable companies. The Committee’s final decisions respecting compensation of executive officers are reported to the Board. Individual officers abstain from discussion concerning their own compensation.

The Committee believes that executive compensation should reflect overall Company performance as well as each executive’s performance in specific areas of responsibility. The Committee periodically reviews the Company’s executive compensation to compare it to the executive compensation of comparable companies. During 2005, the Committee also received and relied upon advice from independent compensation consultants concerning the structure of the officers’ compensation. Based upon its review, the Committee believes that for 2005 the Company’s executive officers were paid total annual compensation that generally approximates the median compensation levels of comparable companies.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers may consist of four elements: base salary; annual bonuses; stock plan awards; and retirement and other fringe benefits. Overall compensation is intended to be competitive and in the median range of compensation for comparable companies. A significant portion of each executive’s compensation consists of stock options, restricted stock awards, or other stock ownership elements designed to align the interests of executive officers with the interests of the Company’s shareholders.

For 2005, each executive officer’s compensation consisted of Base Salary, plus the opportunity to earn two separate bonus components – an Annual Incentive Award and a Long-Term Incentive Award. The Compensation Committee of the Board of Directors determined the range of potential Annual and Long-Term Incentive Award payments that could be earned, the performance criteria for determining the amount earned by each executive, and the form in which Long-Term Incentive Awards would be paid.

Base Salary

Recommendations with respect to base salary depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent.

Annual Incentive Awards

For executive officers whose responsibilities are primarily related to the operations of one or more business units, and for the Chief Executive Officer, the Annual Incentive Award component provided each participant with the opportunity to earn a cash bonus payment ranging from 16.7% to 100% of such participant’s Base Salary.

For executive officers whose responsibilities are primarily related to corporate-level administration, the Annual Incentive Award component provided each participant with the opportunity to earn a cash bonus payment ranging from 7.5% to 60% of such participant’s Base Salary.

For 2005, no Annual Incentive Award was made to the CEO or any Named Executive Officer.

Long-Term Incentive Awards

An executive achieving a minimum “threshold” payout under the Annual Incentive Award component of the Plan, could receive an additional Long-Term Incentive Award. Because no Annual Incentive Award was paid to any executive officer for 2005, there were no additional long-term incentive awards paid to any such officer.

Stock Plan Awards

Prior to year-end, and prior to anticipated changes in the accounting treatment of stock options, the Committee elected to make awards of non-qualified stock options under the Company’s 2000 Incentive Stock Plan. These awards were made to a broad group of executives that included the Chief Executive Officer and all Named Executive Officers, in recognition of the overall favorable performance of the Company. The awards made to the Named Executive Officers and to the Chief Executive Officer were set at levels the Committee believes reflect the individual performance and relative importance of each executive officer to the Company’s performance. Such awards also reflect the Committee’s intent that a significant portion of each executive’s compensation should be linked to growth in the Company’s share price.

Retirement Plans and Other Benefits

The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and to receive a matching Company contribution limited by a formula set forth in the Plan of up to 3% of their compensation. Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), and also may receive contributions from the Company equal to a percentage (up to 3%) of their compensation in excess of certain levels, and may receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

CEO Compensation

The Chief Executive Officer’s compensation in 2005 included his base salary, stock options, retirement plan and other customary benefits. The factors and criteria upon which such compensation was based are similar to those applied to the Company’s other executive officers, as described above.

THE COMPENSATION COMMITTEE:

Lowry F. Kline, Chairman

John W. Murrey, III

Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth the annual and long-term compensation during the last three fiscal years for (i) the Company’s Chief Executive Officer, and (ii) the four other most highly compensated executive officers who earned in excess of $100,000 during 2005 and who were serving as executive officers of the Company at December 31, 2005 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation					Long-Term Compensation Awards			All Other Compensation $(e)
	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(a)	Restricted Stock Awards ($)(b)(c)		Securities Underlying Options/ SARs (#)(d)
Daniel K. Frierson Chairman of the Board and Chief Executive Officer	2005 2004 2003	$500,000 500,000 500,000	$	— 350,000 250,000	— — —	$	— 428,104 —	60,000 81,290 —	$25,500 45,000 18,750

Kenneth L. Dempsey Vice President and President, Masland Commercial	2005 2004 2003	230,000 220,000 215,000		— 141,000 125,000	— — —		— 154,846 —	20,000 29,640 —	11,130 20,700 8,125

David E. Polley Vice President-Marketing and President, Dixie Home	2005 2004 2003	230,000 220,000 215,000		— 75,000 80,625	— — —		— 77,512 —	20,000 23,350 —	9,150 18,038 1,881

Gary A. Harmon Vice President and Chief Financial Officer	2005 2004 2003	215,000 201,667 195,000		— 96,000 69,250	— — —		— 81,442 —	15,000 22,200 —	9,330 16,255 6,375

Jon A. Faulkner Vice President, Planning and Development	2005 2004 2003	205,000 198,333 195,000		— 95,000 68,250	— — —		— 80,013 —	15,000 17,200 —	9,000 15,995 6,375

(a)	No named officer received perquisites or other personal benefits in an amount exceeding the lesser of $50,000 or 10% of such officer’s salary and bonus for the periods presented.
(b)	The awards of restricted stock shown were granted on February 1, 2005, pursuant to the Company’s 2004 incentive compensation plan. The value of such awards shown in the table is based on the market price of the Company’s common stock at the grant date. No restricted stock awards were made to the Named Executive Officers pursuant to the 2003 or 2005 incentive compensation plans.
(c)	The number of restricted stock awards held at the end of 2005 was: 23,970 for Mr. Frierson; 8,670 for Mr. Dempsey; 4,340 for Mr. Polley; 4,560 for Mr. Harmon; and 4,480 for Mr. Faulkner. Restrictions lapse for 1/3 of the awards granted in 2005 on February 1, 2006, February 1, 2007 and February 1, 2008. The value of all restricted stock awards held at the end of 2005 by the Named Executive Officers was: $330,307 for Mr. Frierson; $119,473 for Mr. Dempsey; $59,805 for Mr. Polley; $62,837 for Mr. Harmon; and $61,734 for Mr. Faulkner, based on the market price of the Company’s common stock at year end. Holders of shares of restricted stock are entitled to receive any dividends paid by the Company on such shares during the applicable restricted period.

(d)	Reflects the number of shares of the Company’s Common Stock subject to options granted to the Named Executive Officers for the periods presented.
(e)	Amounts reported in the “All Other Compensation” column for Mr. Frierson, Mr. Dempsey, Mr. Polley, Mr. Harmon and Mr. Faulkner consist of Company contributions on behalf of such executive officers to defined contribution plans.

The following table sets forth information concerning options granted during fiscal 2005 to the Named Executive Officers:

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name	Individual Grants(a)				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(c)
	Options Granted (#)(b)	% of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%($)	10%($)
Daniel K. Frierson	60,000	15.87%	$13.51	12/20/15	$510,000	$1,291,800
Kenneth L. Dempsey	20,000	5.29%	13.51	12/20/15	170,000	430,600
David E. Polley	20,000	5.29%	13.51	12/20/15	170,000	430,600
Gary A. Harmon	15,000	3.97%	13.51	12/20/15	127,500	322,950
Jon A. Faulkner	15,000	3.97%	13.51	12/20/15	127,500	322,950

(a)	The Company did not grant any stock appreciation rights (“SARs”) during fiscal 2005.
(b)	All options granted to the Named Executive Officers in 2005 were immediately exercisable.
(c)	The assumed annual rates of appreciation of five and ten percent on the market price of the Company’s Common Stock at the date the options were granted would result in the Company’s Common Stock price per share increasing as follows, during the option term:

	Annual Rate of Stock Appreciation for Option Term
	Five Percent	Ten Percent
Options issued at $13.51 exercise price	$22.01	$35.04

The following table presents summary information concerning options exercised during fiscal 2005 and estimates the value of unexercised options held by the Named Executive Officers at fiscal year end:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)(a)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel K. Frierson	138,468	$1,393,401	(b)	205,577	24,367	$551,137	$177,926
Kenneth L. Dempsey	14,521	172,074	(c)	68,557	5,000	174,264	45,000
David E. Polley	—	—		73,350	—	321,750	—
Gary A. Harmon	20,336	204,580	(d)	42,200	5,000	78,000	45,000
Jon A. Faulkner	—	—		31,200	15,000	86,670	137,700

(a)	The value of unexercised in-the-money options was computed using the closing price of the Company’s Common Stock of $13.78 as reported on the Nasdaq National Market at December 30, 2005.
(b)	The value realized upon exercise of the options was computed using the closing price of the Company’s Common Stock of $17.01 as reported on the Nasdaq National Market at August 11, 2005.
(c)	The value realized upon exercise of the options was computed using the closing price of the Company’s Common Stock of $18.81 as reported on the Nasdaq National Market at March 11, 2005.
(d)	The value realized upon exercise of the options was computed using the closing price of the Company’s Common Stock of $17.02 as reported on the Nasdaq National Market at August 9, 2005.

EMPLOYMENT AGREEMENTS

David E. Polley is employed as the Company’s Vice President-Marketing and President of Dixie Home pursuant to the terms of an employment agreement which commenced November 20, 2002 and extends through November 19, 2007. Pursuant to the agreement, Mr. Polley was granted 20,000 shares of restricted Common Stock, which fully vested at November 19, 2005. Pursuant to the agreement, the Company also awarded Mr. Polley an incentive stock option, which fully vested at November 19, 2005, to purchase 30,000 shares of Common Stock at $4.20 per share, which was the market price at the time of grant. In the event that a party other than the Frierson family acquires more than 50% of the voting stock of the Company, thereby resulting in a change of control, and Mr. Polley’s employment is terminated within one year of such change in control, Mr. Polley is entitled to receive his base pay for the remainder of the term of the agreement or one year’s annual base salary, whichever is greater. The agreement may be terminated by Mr. Polley upon 60 days prior written notice or by the Company at any time for cause. Mr. Polley has agreed not to compete with the Company for a period of two years following any termination of his employment under the agreement.

RETIREMENT AGREEMENT

Paul K. Frierson retired as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary pursuant to the terms of a retirement agreement and release effective as of July 31, 2003. Pursuant to the terms of the agreement, the Company continued Mr. Frierson’s salary through July 31, 2005, and extended the expiration date on options held by Mr. Frierson to acquire a total of 47,766 shares, through the original expiration date of the option grants provided that Mr. Frierson continues to serve as a director of the Company during such time.

PROPOSAL 2

Proposal 2: To Consider and Approve Adoption of the Company’s 2006 Stock Awards Plan

On February 23, 2006, the Compensation Committee recommended and the Board of Directors unanimously approved The Dixie Group, Inc. 2006 Stock Awards Plan (the “2006 Plan”), providing for the issuance of a maximum of 800,000 shares of Common Stock and/or Class B Common Stock in connection with the grant of options and/or other stock-based or stock-denominated awards, and recommended that the 2006 Plan be submitted to shareholders for approval at the annual meeting. If approved by shareholders at our annual meeting, the 2006 Plan will become effective on May 3, 2006. A copy of the 2006 Plan is attached as Annex A.

The 2006 Plan and the allocation of shares thereunder is intended to supersede and replace The Dixie Group, Inc. Stock Incentive Plan, as amended (the “2000 Plan”) and the allocation of shares thereunder. As part of this proposal, the existing 2000 Plan, with approximately 125,340 shares available for grant as of March 15, 2006, will be terminated with respect to new awards.

The 2006 Plan includes the following features that protect the interests of our shareholders:

•	Administration by a Compensation Committee composed entirely of independent directors.

•	A fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

•	Exercise prices for stock options and stock appreciation rights must be at least 100% of fair market value on the grant date of the award.

•	Awards may not be re-priced.

•	The 2006 Plan sets the maximum number of options and/or SARs that may be granted to any one employee during any fiscal year of the Company at 150,000.

•	No material amendments will be made without the approval of shareholders.

Termination of Existing Plan

If the proposal to adopt the 2006 Plan is approved, the 2000 Plan will be terminated. Awards previously granted under the 2000 Plan will continue to be governed by the terms of that plan and will not be affected by its termination. However, no new grants will be made under the 2000 Plan, and no additional shares will become available for grant thereunder.

Description of The Dixie Group, Inc. 2006 Stock Awards Plan (subject to shareholder approval)

The following is a brief description of certain important features of the 2006 Plan, the full text of which is attached as Annex A. This summary does not purport to be complete and is qualified in its entirety by reference to Annex A. If the proposal to adopt the 2006 Plan is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares available for issuance under the 2006 Plan.

General. The 2006 Plan provides for various types of awards denominated in shares of Common Stock and/or Class B Common Stock to directors of the Company, and to salaried employees of the Company and its participating subsidiaries. The purposes of the 2006 Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee and director interests with those of our shareholders.

Administration. The 2006 Plan is administered by the Compensation Committee of the Board. All members of the Compensation Committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the Code.

The Compensation Committee has the authority to administer and interpret the 2006 Plan, to determine the employees to whom awards will be granted under the 2006 Plan and, subject to the terms of the 2006 Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the 2006 Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), 162(m) and 409A of the Code, as well as other applicable laws and stock exchange rules.

The Committee may delegate some or all of its authority over administration of the 2006 Plan to one or more officers or directors, except with respect to persons who are Section 16(a) officers or covered employees (as defined in the 2006 Plan).

Eligibility. All “employees” of the Company—defined by the 2006 Plan to include all directors of the Company and all salaried employees of the Company and its participating subsidiaries—are eligible to receive awards under the 2006 Plan. At present, such class of eligible participants includes four non-employee directors and approximately 360 salaried associates (including two directors who also are executive officers). Participation is discretionary—awards are subject to approval by the Compensation Committee. The Compensation Committee has not yet determined the actual number of participants who will be granted awards under the 2006 Plan. The Committee anticipates, however, that a majority of the awards available will be granted to those directors and key officers who are in a position to have the most significant effect on the growth, profitability and success of the Company. This group is presently comprised of approximately 20 individuals.

Shares Subject to the Plan. The maximum number of shares of Common Stock and/or Class B Common Stock that may be subject to awards during the term of the 2006 Plan is 800,000 shares. The NASDAQ closing price of a share of the Company’s Common Stock on March 8, 2006, was $14.76.

The maximum number of shares of Common Stock that may be issued under the 2006 Plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a subsidiary. Additionally, shares used by a participant to exercise an option, and shares withheld by the Company to cover the withholding tax liability associated with the exercise of an option are not counted toward the maximum number of shares that may be issued under the 2006 Plan and, accordingly, will not reduce the number of shares that will be available for future awards.

Shares of Common Stock and/or Class B Common Stock issued in connection with awards under the 2006 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the 2006 Plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the 2006 Plan. Shares subject to outstanding awards granted under other plans shall not be subject to future issuance under the 2006 Plan, if such awards are forfeited, canceled, terminated or expire prior to the issuance of shares.

Limit on Awards. The aggregate number of shares of Common Stock and/or Class B Common Stock subject to awards of stock options and stock appreciation rights that may be granted to any one participant during any fiscal year of the Company may not exceed 150,000.

Proportional Exercise for Common Stock and Class B Common Stock. All awards granted under the 2006 Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such award; provided, however, that any participant who owns shares of the Company’s Class B Common Stock shall be entitled to elect, on the election date applicable to any award, to receive a portion of such award in shares of Class B Common Stock in an amount no greater than the proportion of Class B Common Stock then held by such participant.

Types of Awards. The following types of awards may be granted under the 2006 Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the 2006 Plan. The number of shares subject to any award is also determined by the Compensation Committee, in its discretion. At the discretion of the Compensation Committee, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee and set forth in the participant’s Award Agreement. None of the awards available under the 2006 Plan may be granted to any participant who is subject to United States federal income tax unless such grant would not constitute deferred compensation within the meaning of Section 409A of the Code.

Restricted Stock. A restricted stock award is an award of outstanding shares of Common Stock and/or Class B Common Stock that does not vest until after a specified period of time, or upon the satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to an award of restricted stock during the vesting period, and are also generally entitled to vote the shares underlying their awards.

Stock Unit. A stock unit is an award denominated in shares of Common Stock and/or Class B Common Stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the Compensation Committee.

Stock Payment. The Compensation Committee may issue unrestricted shares of Common Stock and/or Class B Common Stock under the 2006 Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Non-Qualified Stock Options. An award of a non-qualified stock option under the 2006 Plan grants a participant the right to purchase a certain number of shares of Common Stock and/or Class B Common Stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date. The term of a non-qualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by shareholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of the Company on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in cash or, if permitted by the Compensation Committee, by tendering shares of Common Stock and/or Class B Common Stock owned by the participant and acquired at least six (6) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of Common Stock and/or Class B Common Stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised – that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Stock Appreciation Rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of the Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of the Common Stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Common Stock and/or Class B Common Stock.

Prohibition Against Re-pricing. The 2006 Plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Additional Forfeiture Provisions. Awards granted under the 2006 Plan are subject to forfeiture if, after a termination of employment, the participant engages in certain activities that breach an obligation or duty of the participant to the Company, or that are materially injurious to or in competition with the Company.

Deferrals. Subject to the limitation described below, the Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines. In addition, the Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent the Company or any subsidiary from being denied a United States federal income tax deduction under Section 162(m) of the Code with respect to an award granted under the 2006 Plan. If any of such deferrals, however, would cause the 2006 Plan to become subject to Section 409A of the Code, the Compensation Committee generally may not take such actions unless it affirmatively determines to subject the 2006 Plan to all of the requirements of Section 409A.

Non-Transferability. During the vesting period, awards granted under the 2006 Plan are not transferable other than by will or the laws of descent and distribution, and the shares underlying any award are not transferable until they have been issued and all applicable restrictions have either lapsed or been waived by the Compensation Committee. However, the Compensation Committee may permit non-qualified stock options, or shares issued as a result of an option or SAR exercise that are subject to a restriction on transferability, to be transferred one time to a participant’s immediate family member or a trust for the benefit of a participant’s immediate family members. During a participant’s lifetime, all rights with respect to an award maybe exercised only by the participant (or, if applicable pursuant to the preceding sentence, by a permitted transferee).

Adjustments. Subject to certain limitations, the maximum number of shares available for issuance under the 2006 Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee may be adjusted by the Compensation Committee if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment. The Committee, however, may not amend an outstanding award for the sole purpose of reducing its exercise price.

Change of Control. Upon a “Change of Control,” as defined in the 2006 Plan, the Compensation Committee, may, in its discretion and as it deems appropriate as a consequence of such Change in Control, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Change in Control. Any such actions that would cause the 2006 Plan to become subject to Section 409A of the Code, however, generally may not be taken unless the Compensation Committee affirmatively determines to subject the 2006 Plan to all of the requirements of Section 409A.

Amendment and Termination. The 2006 Plan may be amended or terminated by the Compensation Committee at any time, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which the Company’s shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval, and, provided further, that no amendments to the 2006 Plan will permit the Company to re-price any outstanding awards. A termination, suspension or amendment of the 2006 Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant’s written consent; provided, however, that any award may be amended, revised or revoked as deemed necessary by the Committee to avoid penalties under Code Section 409A. Additionally, the Company’s Board of Directors has the power, without further approval of the Company’s shareholders, to amend the 2006 Plan in any respect necessary at any point in time to permit the 2006 Plan, and awards granted thereunder, to continue to comply with Rule 16b-3 under the 1934 Act and with Code Section 422.

New Plan Benefits Under the 2006 Plan. Future benefits under the 2006 Plan are not currently determinable; however, the benefits to any director, officer or employee from future equity awards will not increase solely because of approval of the 2006 Plan. The amounts and terms of any future awards under the 2006 Plan, as well as the participants to which such awards may be made, depends on the discretionary decisions of the Compensation Committee. While the Compensation Committee expects that any shares which ultimately may become issueable under the terms of the Company’s 2006 Incentive Compensation Plan will be issued as restricted stock awards under the 2006 Plan, the number of shares (if any) to be issued pursuant to such awards cannot be determined until it is known whether, and to what extent, the related performance goals under the 2006 Incentive Compensation Plan have been met. If the 2006 Plan had been in effect during 2005, no awards of restricted stock would have been made pursuant to payouts under the terms of the Company’s 2005 Incentive Compensation Plan, because the relevant performance criteria to permit such awards under that plan were not satisfied.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2006 Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock. A participant generally will not be taxed at the time a restricted stock award is granted, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which generally is subject to the same rate as capital gains income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of restricted stock. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Stock Units. A participant will generally not recognize taxable income on the grant of a stock unit award. Subsequently, when the terms and conditions prescribed by the Compensation Committee for payment of the award have been satisfied and settlement is made in either cash or stock, the participant will recognize ordinary income equal to the amount of any cash received and the fair market value of any shares of the Company’s Common Stock received as of the date of such settlement, reduced by the amount (if any) that the participant is required to pay to exercise the award. Any dividend equivalents paid on the unvested stock unit awards are taxable as ordinary income when paid to the participant.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of stock units. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Stock Awards. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO, nor within one year from the date of exercise, the participant will be entitled to treat any gain or loss related to the exercise of the ISO as capital gain or loss (instead of ordinary income), and the Company will not be entitled to a deduction by reason of the grant or exercise of the ISO. The amount of the gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income taxable to a participant as a result of any disqualifying disposition.

Stock Appreciation Rights (SARs). Generally, participants will not recognize taxable income upon the grant of a SAR under the 2006 Plan. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the aggregate value received (i.e., the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise, multiplied by the number of SARs being exercised), regardless of whether payment of the SAR is made in cash or stock. If the Company issues stock in payment of all or a portion of the value received from exercise of the SAR, the participant will recognize ordinary income in the amount described above regardless of whether the shares of Common Stock and/or Class B Common Stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in any shares received upon exercise of a SAR will be equal to the ordinary income attributable to that portion of the exercise that was paid in stock, plus the amount (if any) the participant paid in connection with the exercise of that portion of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant with respect to an award of SARs.

Withholding. The Company retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the 2006 Plan.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code limits the deduction to the Company for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance—based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The 2006 Plan is designed so that options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments”. The accelerated vesting of awards under the 2006 Plan upon a change of control of the Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE 2006 PLAN

Equity Compensation Plan Information as of December 31, 2005

The following table sets forth information as to the Company’s current equity compensation plans as of the end of the Company’s 2005 fiscal year. This table does not include any information with respect to the 2006 Stock Awards Plan or the 2007–2011 Incentive Compensation Plan.

Plan Category	(a) Number of securities to be issued upon exercise of the outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity Compensation Plans approved by security holders	1,220,552	(1)	$10.68	(2)	125,340	(3)

Equity Compensation Plans not approved by security holders	N/A		N/A		N/A

(1)	Excludes 57,990 shares of Common Stock issued pursuant to restricted stock grants under the Company’s 2000 Stock Incentive Plan, with a weighted-average grant date value of $17.86 per share.
(2)	Includes the aggregate weighted-average of (i) the exercise price per share for outstanding options to purchase 1,189,312 shares of Common Stock under the Company’s 1990 and 2000 Stock Incentive Plans and (ii) the price per share of the Common Stock on the grant date for each of 31,240 Performance Units issued under the Directors’ Stock Plan (each unit equivalent to one share of Common Stock).

(3)	The number of shares remaining for future issuance under the Directors Stock Plan is not presently determinable, since one-half of the value of the non-employee directors’ annual retainer is paid each year through the issuance of Performance Units under such plan, with the value of each Performance Unit being equivalent to one share of Common Stock and the number of units issued each year determined by dividing an amount equal to one-half of such retainers by the fair market value of the Common Stock on the payment date.

PROPOSAL 3

Proposal 3: To Consider and Approve the Material Terms of the Performance Goals

for Awards Under the Company’s 2007-2011 Incentive Compensation Plan

The Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Code sets limits on the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other most highly compensated executive officers whose compensation is reported in the Summary Compensation Table (“Covered Employee”). “Qualified performance-based compensation,” which can include compensation from stock options, SARs, stock units, stock payments, cash awards and grants of restricted stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

On March 14, 2006, the Compensation Committee approved the material terms of the 2007-2011 Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan is administered by the Compensation Committee, which determines the type, range of potential award payments that may be earned and the performance criteria for determining the amount earned by each executive. The material terms of the performance goals upon which awards under the Incentive Compensation Plan may be based are being submitted to you for shareholder approval at the Annual Meeting, in order to allow such awards to satisfy the requirements for “qualified performance-based compensation” under the Code, thereby allowing the Company to take a federal income tax deduction for the related compensation expense notwithstanding the limitations of Section 162(m) of the Code.

Material Terms of the Performance Goals

Under the Incentive Compensation Plan, the following kinds of performance awards may be granted based on the Plan’s performance goals: Cash Incentive Awards and stock based incentive awards. The material terms of the performance goals for any such awards consist of (i) the class of employees eligible to receive the awards; (ii) the performance criteria on which the performance goals are based; and (iii) the maximum payout of an award that can be provided to any employee under the Incentive Compensation Plan during a specified period.

Eligible Employees

All Covered Employees under Section 162 (m) of the Code and any additional key executives annually chosen by the Compensation Committee are eligible to receive awards under the Plan. This group is presently comprised of approximately 20 individuals.

Performance Criteria

The performance goals related to awards that may be paid to participants under the Incentive Compensation Plan shall include one or possibly more of the following measures in the discretion of the Compensation

Committee: minimum annual levels of profitability, corporate and /or business unit EBIT levels, total shareholder return, return on capital, return on equity, pre-tax earnings, after-tax earnings, earnings growth, revenue growth, operating income, operating profit, earnings per share, and return on investment or working capital, any one or more of which may be measured with respect to the Company, or any one or more of its subsidiaries or business units and either in absolute terms or as compared to another company or companies. Maximum payouts for each category of award, based on achievement of such performance goals, are described below.

Cash Incentive Awards

The Compensation Committee may establish a Cash Incentive Award component for each participant in an amount expressed as a percentage of such participant’s base salary as of the beginning of the applicable year. Such percentage or range of percentages shall be set annually by the Compensation Committee. Any such award shall be based upon achievement of one or possibly more of the performance goals as described above, and as established annually by the Compensation Committee.

The maximum total amount of Cash Incentive Awards that could be paid to any one participant in any year would be $600,000.00, and the maximum amount of such awards that could be paid to all such participants in any year who are covered employees under Code Section 162(m) would be $1,700,000.00.

Share Based Awards

The Compensation Committee may elect annually to establish awards of restricted stock, stock options, stock appreciation rights, performance stock units, or other such types of awards as are permitted under the Company’s 2006 Stock Awards Plan, to each participant, the value of which will be equal to a percentage of the sum of such participant’s base salary at the beginning of the applicable year plus any cash incentive award paid for such year. The Committee shall determine such percentage annually. All such awards shall be made contingent on the Company’s achievement of a minimum level of profitability established annually by the Compensation Committee, and may be, but are not required to be, made contingent upon attainment of one or more of the other performance goals listed above and as set annually by the Compensation Committee.

The maximum value of stock based awards that could be issued to any one participant in any year would be $650,000.00, and the maximum value of stock based awards that could be issued in any year to all participants who are covered employees under Code Section 162(m) would be $1,850,000.00.

Any award under the 2007-2011 Incentive Compensation Plan may be reduced, but not increased, by the Compensation Committee in its sole discretion based on criteria set by the Compensation Committee, relative to such participant’s individual performance.

Certain United States Federal Income Tax Consequences

A summary of the tax consequences of any such stock-based awards is set forth herein under Proposal 2—Certain United States Federal Income Tax Consequences.

General

The Compensation Committee has the authority to review and certify the achievement of the Performance Goals and to administer and interpret the Incentive Compensation Plan.

No awards have been granted under the plan. The type, range of potential award payments that may be earned and the performance criteria for determining the amount earned by each executive have not been set by the Compensation Committee. Accordingly, it is not possible to determine what awards would be payable under the Plan for services to be rendered in the years 2007-2011, nor is it possible to determine what awards would have been made had the Plan been in effect for 2005.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE

MATERIAL TERMS OF THE PERFORMANCE GOALS FOR AWARDS UNDER

THE 2007-2011 INCENTIVE COMPENSATION PLAN

SHAREHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2007 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 17, 2006, to be considered for inclusion in the Company’s proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER SHAREHOLDER PROPOSALS

FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on January 31, 2007, and advise shareowners in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on January 31, 2007. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s corporate headquarters, 345-B Nowlin Lane, Chattanooga, TN 37421.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as independent auditors for the Company for fiscal 2005. The Company intends to select independent auditors for its current fiscal year following the receipt of the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young, LLP for services provided during fiscal years 2005 and 2004:

	2004	2005
Audit Fees(1)	$882,124	$718,000
Audit-Related Fees	0	0
Tax Fees(2)	27,424	0
All Other Fees	0	0

Total	$909,548	$718,000

(1)	Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements, audit of management’s assessment of internal controls over financial reporting, audit of the effectiveness of internal controls over financial reporting, review of the Company’s quarterly financial statements, review of other SEC filings, proposed debt offerings and technical accounting issues.
(2)	Represents fees for professional services provided in connection with the review of federal and state tax returns, tax consulting and other related services.

The Audit Committee approved the engagement of Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2005. It is the policy of the Audit Committee to pre-approve all services provided by its independent auditors. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the of the fiscal 2004 or fiscal 2005 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson

Chairman of the Board

Dated: March 17, 2006

ANNEX A

THE DIXIE GROUP, INC.

2006 STOCK AWARDS PLAN

1. Purpose

The purposes of The Dixie Group, Inc. 2006 Stock Awards Plan (the “Plan”) are to (i) attract and retain Employees (as defined in Section 3, below, which definition includes non-employee directors) by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those Employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and (iii) align Employees’ long-term financial interests with those of the Company’s stockholders.

2. Effective Date

The Plan will become effective on May 3, 2006, subject to its approval by the stockholders of the Company at the Company’s annual meeting to be held on such date. Subject to the approval of the Plan by the stockholders, the Company will no longer make awards under the Prior Plans; provided, however, that such Prior Plans shall remain effective solely with respect to awards that are outstanding as of May 3, 2006.

3. Definitions

“Award” shall mean an Option, SAR or other form of Stock Award granted under the Plan.

“Award Agreement” shall mean the paper or electronic document entered into between the Company and a Participant evidencing an Award granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder. All references to sections of the Code, or to any such rules and regulations, shall be deemed to include any successor provisions thereto that may hereafter be adopted.

“Committee” shall mean the Compensation Committee of the Board, the members of which shall satisfy the requirements of Rule l6b-3 of the 1934 Act and who shall also qualify, and remain qualified as “outside directors,” as defined in Section 162(m) of the Code.

“Common Stock” shall mean the common stock of the Company.

“Class B Common Stock” shall mean the Class B Common Stock of the Company.

“Company” shall mean The Dixie Group, Inc., a Tennessee corporation.

“Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m) of the Code.

“Election Date” shall have the meaning set forth in Section 6(h).

“Employee” shall mean all directors of the Company, and salaried employees of the Company and its Subsidiaries.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the average high and low price of a share of Common Stock as quoted on NASDAQ, or on any national securities exchange on which the shares of Common Stock are then listed, on the trading date immediately preceding the date on which the Option or the SAR was granted, or such value as may be determined by the Committee on any other reasonable basis consistently applied in accordance with applicable law, including without limitation Code Section 409A and all other applicable provisions of the Code. In light of the conversion feature of Class B Common Stock, which is not publicly traded, the Fair Market Value of Class B Common Stock shall be deemed to be identical to that of Common Stock for any given date.

“FLSA” shall mean the Fair Labor Standards Act of 1938, as amended, including any rules and regulations promulgated thereunder. All references to sections of the FLSA, or to any such rules and regulations, shall be deemed to include any successor provisions thereto that may hereafter be adopted.

“ISO” shall mean an incentive stock option, as defined in Section 422 of the Code, that is granted to a Participant.

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

“Non-Employee Director” shall mean any member of the Board who is not an employee of the Company or of an affiliated Company.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a) and Section 7(d). The term “Option” as used in this Plan includes the terms “Nonqualified Stock Option” and “ISO”.

“Participant” shall mean an Employee who has been granted an Award under the Plan.

“Plan Administrator” shall have the meaning set forth in Section 10.

“Prior Plan” shall mean the Dixie Group, Inc. Stock Incentive Plan, as amended.

“Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii) and Section 7(d) and in the Participant’s Award Agreement.

“SAR” shall mean the right that a Participant has in the appreciation in the value of a hypothetical share of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b) and Section 7(d) and in the Participant’s Award Agreement.

“SAR Unit” shall mean a basic unit of measurement of a conditional right that a Participant has in the appreciation in value of a hypothetical share of Common Stock as provided in this Plan and in the Participant’s Award Agreement.

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Stock Award” shall have the meaning set forth in Section 7(c)(i).

“Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii) and Section 7(d) and in the Participant’s Award Agreement.

“Stock Unit” shall mean a basic unit of measurement of a conditional right that a Participant has in the value of a hypothetical share of Common Stock that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv) and Section 7(d) and in the Participant’s Award Agreement.

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, provided that (i) in the case of Awards other than ISOs, such entity satisfies all applicable requirements for the Company to be treated as the “service recipient” under Section 409A of the Code for purposes of Awards granted to Employees of such entity and (ii) in the case of ISOs, such entity satisfies all applicable requirements to be considered a “subsidiary” of the Company for purposes of Section 424(f) of the Code.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4. The Committee

(a) Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. Each member of the Committee, in taking any action pursuant to the Committee’s administrative authority under the Plan, shall be considered to be acting fully in his or her capacity as a director of the Company. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, and limitations applicable to Awards, Award programs and the shares of Common Stock or Class B Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting of Awards, accelerate the payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock or Class B Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 4(b), 4(d) and 7(d), and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees.

(b) Administration of the Plan. The administration of the Plan shall be managed by the Committee. Subject to the limitations contained in this Section 4(b) and in Sections 4(d) and 7(d), the Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants. Notwithstanding any other provision herein, any determination, decision, or other action by the Committee that would cause all or any portion of this Plan to be subject to Section 409A of the Code shall be void and without effect unless the Committee expressly acknowledges that one effect of the Committee’s determination, decision, or other action is to cause all or part of the Plan to be subject to Code Section 409A.

(c) Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

(d) Prohibition Against Repricing. Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, or (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

(e) Indemnification. No member of the Committee nor any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates shall be entitled to indemnification and reimbursement from the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such person shall be liable for any action taken or not taken in reliance upon any such advice.

5. Participation

(a) Eligible Employees. Subject to Section 7(a)(i), the Committee shall determine which Employees shall be eligible to receive Awards under the Plan.

(b) Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan is terminated, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which Employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan upon the sale or disposition of such Subsidiary to any person or entity that is not a Subsidiary of the Company shall terminate; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to Participants or to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary, the employees of such Subsidiary shall be deemed to have terminated employment for purposes of the Plan.

6. Available Shares of Common Stock

(a) Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed Eight Hundred Thousand (800,000) shares of Common Stock.

(b) Termination of New Awards Under Prior Plan. The Board adopted resolutions terminating the Prior Plan with respect to new awards effective as of May 3, 2006, subject to approval by the stockholders of the Company of the Plan at the annual meeting of stockholders on May 3, 2006.

(c) Forfeited Awards. Awards made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan.

(d) Shares Used to Pay Exercise Price and Taxes. As may be permitted by the Committee, if a Participant pays the exercise price of an Option by surrendering previously owned shares, or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld, and/or surrenders shares or has shares withheld to cover the withholding tax liability associated with an Option exercise or vesting of an Award, shares issued in respect of any Award equal in number to the number of surrendered and/or withheld shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future awards under the Plan.

(e) Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash; or (iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become Employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a Subsidiary.

(f) Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(g), the aggregate number of shares of Common Stock and Class B Common Stock that may be granted to any single individual during any fiscal year of the Company in the form of Options and/or SARs shall not exceed 150,000 shares.

(g) Adjustments. Subject to the limitations set forth below, in the event of any change in the Company’s capital structure on account of any extraordinary dividend, stock dividend, stock split, reverse stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company’s capital structure, the Committee may make such adjustments as it may deem appropriate to (i) the maximum number of shares of Common Stock or Class B Common Stock that may be issued under the Plan as set forth in Section 6(a); (ii) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted pursuant to Section 6(f); (iii) subject to the limitations contained in Section 409A of the Code, the number or kind of shares subject to an outstanding Award; (iv) subject to the limitations contained in Section 4(d) of this Plan and in Section 409A of the Code, the exercise price applicable to an outstanding Award; and/or (v) any measure of performance that relates to an outstanding Award in order to reflect such change in the Common Stock or Class B Common Stock. Any adjustments under this Section 6(g) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act. The Company shall give each Participant notice of an adjustment or substitution hereunder and, upon notice, such adjustment or substitution shall be conclusive and binding for all purposes.

(i) ISOs. Any adjustment to an ISO under this Section 6(g) shall be made only to the extent such adjustment is not a “modification” within the meaning of Section 409A of the Code (unless the Committee expressly acknowledges that one effect of such adjustment is to cause all or part of the Plan to be subject to Section 409A), or within the meaning of Section 424(h)(3) of the Code.

(ii) Other Awards. With respect to all other Awards granted pursuant to this Plan, any adjustment or substitution under this Section 6(g) shall be made only to the extent that such adjustment or substitution would not cause all or any portion of this Plan to be subject to Section 409A of the Code (unless the Committee expressly acknowledges that one effect of such adjustment is to cause all or part of the Plan to be subject to Section 409A).

(iii) Performance-based Compensation. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.

(h) Proportional Exercise for Common Stock and Class B Common Stock. All Awards granted under the Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such Award; provided, however, that any Participant who already owns shares of the Company’s Class B Common Stock prior to exercising any Award granted to him under the Plan shall be entitled to elect to receive shares of both Common Stock and Class B Common Stock with respect to such Award, with the maximum number of shares of Class B Common Stock that the Participant may elect to receive being limited to a number that will not increase the ratio of the number of shares of Class B Common Stock held by the Participant to the total number of shares of Common Stock and Class B Common Stock held by such Participant on the Election Date (as defined below). For any Award which is an ISO, Nonqualified Stock Option or SAR (or portion thereof, in the case of Options or SARs which vest in installments over time), the Election Date shall be the date on which such Award (or any applicable installment) is exercised. For any Award of Restricted Stock, the Election Date shall be the date on which the Award is granted. For any Award of Stock Payments or Stock Units, the

Election Date shall be the date on which any shares of Common Stock are to be issued to the Participant in connection with the settlement of such Award. Any Participant who holds shares of Class B Common Stock and fails to effectively make the applicable election as described above will receive only shares of Common Stock with respect to such Award. All references to “Common Stock” in the Plan or in any Award agreement issued under the Plan shall be deemed to refer to the appropriate number of shares of Common Stock and Class B Common Stock as applied to any eligible Participant who makes the election provided by this Section 6(h).

7. Awards Under The Plan

Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.

(a) Options. Options granted under the Plan may be Nonqualified Stock Options or ISOs or any other type of stock option permitted under the Code. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee and set forth in the applicable Award Agreement. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in Sections 7(a) and (d) and in Section 14(i), Awards of Nonqualified Stock Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time and set forth in each applicable Award Agreement. No Participant who is subject to United States federal income tax shall be awarded an Option under the Plan unless the Committee determines that such Option does not provide for the deferral of compensation within the meaning of Section 409A of the Code.

(i) ISOs. The terms and conditions of any ISOs granted hereunder shall be subject to and comply with the provisions of Section 422 of the Code and, except as provided in Section 7(d), the terms, conditions, limitations and administrative procedures established by the Committee, from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted to any employee of the Company or any parent or subsidiary of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

(ii) Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant (subject to Section 7(a)(iv) in the case of an ISO).

(iii) Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisablility, as determined by the Committee, and upon payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise maybe subject to such conditions and restrictions as may be set forth in the applicable Award Agreement. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment in U.S. dollars; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant for at least six (6) months, valued at the fair market value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised”, meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a fair market value on the date of exercise not in excess of the difference between the aggregate fair market value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(iv) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary, as such terms are defined in Section 424(e) and (f) of the Code, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110% of the Fair Market Value (at the time of grant) of the Common Stock subject to the ISO.

(v) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(vi) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(b) Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, equal to the difference between the fair market value of a share of Common Stock at the time the SAR is exercised and the fair market value of a share of Common Stock on the date of grant of the SAR (provided that if the fair market value of a share of Common Stock at the time the SAR is exercised is less than the fair market value of a share of Common Stock on the date of grant of the SAR, the difference shall be zero) multiplied by the number of SAR Units being exercised. Except as otherwise provided in Section 7(d) and in Section 14(ii), Awards of SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, and set forth in an Award Agreement; provided, however, that no Participant who is subject to United States federal income tax shall be awarded a SAR unless the Committee determines that such SAR does not provide for the deferral of compensation within the meaning of Section 409A of the Code.

(c) Stock Awards.

(i) Form of Awards. The Committee may grant Awards (“Stock Awards”) that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including Awards consisting of Stock Payments, Restricted

Stock, and Stock Units; provided, however, that no Participant who is subject to United States federal income tax shall be awarded a Stock Award under the Plan unless the Committee determines that such Stock Award does not provide for the deferral of compensation within the meaning of Section 409A of the Code. Except as otherwise provided in Section 7(d), Stock Awards shall be subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, as set forth in each applicable Award Agreement.

(ii) Stock Payment. An Award payable in the form of unrestricted shares of Common Stock (a “Stock Payment”) may be granted under the Plan as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions. Any shares of Common Stock issued as Stock Payments under the Plan shall be valued at their Fair Market Value at the time of such payment. Payment of a Stock Payment Award shall be made no later than the 15th day of the third month following the calendar year in which any applicable restrictions constituting a substantial risk of forfeiture lapse, expire, are terminated or waived.

(iii) Restricted Stock. Except as otherwise provided in Section 7(d), the number of shares allocable to each Award of Restricted Stock under the Plan, as well as the other terms, conditions, restrictions, and limitations applicable to each such Award, shall be as determined by the Committee and set forth in the applicable Award Agreement. Payment or delivery to the Participant of shares of Restricted Stock subject to any such Award shall be made no later than the 15th day of the third month following the calendar year in which the restrictions constituting a substantial risk of forfeiture under Section 83 of the Code lapse, expire, are terminated or waived.

(iv) Stock Units. A Stock Unit Award may be settled either in shares of Common Stock or in cash, and, except as otherwise provided in Section 7(d), shall be subject to such terms, conditions, restrictions and limitations as the Committee shall provide in the Participant’s applicable Award Agreement. Payment of a Stock Unit Award shall be made no later than the 15th day of the third month following the calendar year in which any applicable restrictions constituting a substantial risk of forfeiture lapse, expire, are terminated or waived.

(d) Minimum Vesting. Notwithstanding any provision of this Plan to the contrary and except as provided in this Section 7(d), Section 7(e) and Section 13, Awards shall not vest any earlier than six (6) months from the applicable date of grant; provided, however, that (i) the Committee may, in its sole discretion, provide for accelerated vesting of any such Award on account of a Participant’s retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a Participant’s employer or any other similar event, (ii) the Committee may, in its sole discretion, provide for accelerated vesting of any such Award upon the achievement of performance criteria specified by the Committee, as provided in Section 7(e), related to a period of performance of not less than one year, and (iii) Awards that are granted to Employees who are exempt from the overtime pay provisions of the FLSA may vest earlier than six (6) months from the date of grant, provided that such Awards continue to satisfy all of the requirements for exclusion from such Employee’s regular rate of pay for purposes of the FLSA. Notwithstanding the foregoing, or any other provision of the Plan, if the accelerated vesting of any Award as permitted by this Section 7(d) would cause all or any portion of this Plan to be subject to Section 409A of the Code, such accelerated vesting shall be void and without effect unless the Committee expressly acknowledges that one effect of such action is to cause all or part of the Plan to be subject to Code Section 409A.

(e) Performance Criteria. At the discretion of the Committee, Awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee. Such performance criteria shall be set forth in writing in the Participant’s Award Agreement or in applicable resolutions adopted by the Committee. When establishing performance criteria for any performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non—recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non- recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

8. Forfeiture Provisions Following a Termination of Employment

In any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s employment, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of employment engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee or agent of the Company or any Subsidiary to be employed or perform services elsewhere or (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 8, in its sole discretion. For purposes of this Section 8, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act.

9. Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents. Each dividend or dividend equivalent payment shall be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at fair market value at the time of purchase.

10. Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules), or pursuant to such other method as the Committee may establish to enable Participants holding any such Award to vote, or to direct the voting of, such shares. If the Committee shall designate a Plan Administrator for such purpose as provided in the preceding sentence, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

11. Payments and Deferrals

Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose in an Award Agreement. The Committee may stipulate in any Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the earlier of (i) the first date in which the payment, or portion thereof, is tax deductible, (ii) the calendar year in which the Participant’s employment with Company or a Subsidiary is terminated, or (iii) such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the forgoing, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code without the express written consent of all Participants who would be affected by the action.

12. Nontransferability

Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, and the shares underlying any Award are not transferable until they have been issued and all restrictions applicable to such shares have lapsed or have otherwise been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

13. Change of Control

(a) Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, by reason of a Change of Control take any or all of the following actions within the period commencing thirty (30) days prior to any event that would constitute such a Change of Control and ending twelve (12) months after such event:

(i) provide for the acceleration of any time periods relating to the vesting, exercise, payment or distribution of such Awards so that such Awards may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;

(ii) provide for the purchase of such Awards for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Awards been currently exercisable or payable;

(iii) provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or

(iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

Notwithstanding the foregoing, the Committee may not take any such action(s) that would cause all or any portion of this Plan to be subject to Section 409A of the Code unless the Committee expressly acknowledges that one effect of the Committee’s action(s) is to cause all or part of the Plan to be subject to 409A.

(b) A “Change of Control” shall be deemed to occur if and when:

any event results in a “person” (as such term is defined in Section 3(a)(9) and 13(d)(3) of the 1934 Act, and the regulations promulgated thereunder) acquiring directly or indirectly, whether by sale, transfer, assignment, pledge, hypothecation, gift, or other disposition, in one or more transactions, a majority controlling interest in the voting capital stock of the Company (or the entering into of any agreement with the Company to do any of the foregoing); provided, however, that a Change in Control shall not include any transaction in which one or more members of the Frierson family (which shall include all current members of the family of J. Burton Frierson, including descendants and spouses, and trusts for the benefit of same, who presently own capital stock) shall have a majority controlling interest in the Company.

14. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. Acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

(i) Nonqualified Stock Options. Each Award Agreement for a Nonqualified Stock Option shall comply with the following requirements:

(1) the number of shares on the date of the grant of the Option must be fixed;

(2) the transfer or exercise of the Option is subject to taxation under Code section 83 and regulation §1.83-7; and

(3) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) exercise or disposition of the Option under regulation §1.83-7, or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in §1.83-3(b)).

(ii) SARs. Each Award Agreement for a SAR shall comply with the following requirements:

(1) Compensation payable under the SAR cannot be greater than the difference between the fair market value of the stock on the date of grant of the SAR and the fair market value of the stock on the date the SAR is exercised, with respect to a number of shares fixed on or before the date of grant of the SAR; and

(2) The SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

15. Tax Withholding

The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. generally accepted accounting principles, to the extent applicable. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

16. Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash.

17. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

18. Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan.

19. Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

20. Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

21. Amendment and Termination

The Plan may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and further provided that no amendment to the Plan shall violate the prohibition on repricing contained in Section 4(d). Additionally, notwithstanding the foregoing, the Committee may not take any such action(s) that would cause all or any portion of this Plan to be subject to Section 409A of the Code unless the Committee expressly acknowledges that one effect of the Committee’s action(s) is to cause all or part of the Plan to be subject to 409A. No termination, suspension or amendment of the Plan shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent; provided, however, that any award may be amended, revised or revoked as deemed necessary by the Committee to avoid penalties under Code Section 409A.

22. Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on each Participant and all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23. Compliance with ISO Rules, Rule 16b-3 and Other Applicable Law

No cash, Common Stock or other forms of payment shall be issued with respect to any Award under the Plan unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable requirements of Federal, state, local and foreign laws and regulations, including any requirements of the Nasdaq National Market of the National Association of Securities Dealers or of any other exchange or market on which the Company’s stock is then traded. Additionally, it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the 1934 Act and (with respect to ISOs) with Section 422 of the Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or with Code Section 422 (as applicable), such provision shall be deemed null and void to the extent required to permit such compliance. The Board shall have the power, without further approval of the Company’s shareholders, to amend the Plan in any respect necessary at any point in time to permit the Plan, and Awards granted under the Plan, to continue to comply with Rule 16b-3 and with Section 422 of the Code, as applicable.

24. Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Tennessee.

25. Severability

If any provision of this Plan is determined to be invalid, illegal or unenforceable, or would disqualify the Plan or any Award under any law deemed applicable by the Committee in any jurisdiction, or as to any person, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent or taxation of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

PROXY

THE DIXIE GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders

May 3, 2006

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Saraland Facility, 716 Bill Myles Drive, Saraland, Alabama at 8:00 A.M., Central Time, on May 3, 2006, and any adjournment or adjournments thereof, as follows:

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

(See reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in favor of Proposal 1 for the election of all of the Board of Directors’ nominees, and in favor of Proposal 2, approval of the 2006 Stock Awards Plan, and in favor of Proposal 3, approval of the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive Compensation Plan. The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, the proxies will be voted in accordance with the best judgment of the Proxy Holders.

1.	Election of Directors:	☐ FOR all nominees	☐ WITHHOLD AUTHORITY
		(Except as indicated in the space provided below)	to vote for all nominees listed below

J. Don Brock; Daniel K. Frierson; Paul K. Frierson; Walter W. Hubbard;

John W. Murrey, III; Lowry F. Kline.

(Instruction: To withhold authority to vote for any individual,

write that nominee’s name in the space provided below.)

2.	Approval of the 2006 Stock Awards Plan:	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the material terms of the performance goals for awards under the Company’s 2007-2011 Incentive
	Compensation Plan:	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S):	DATE:	, 2006

NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.